                                                                EXHIBIT 3(a)(ii)



                    FIRST AMENDMENT TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AMENDMENT") is made and entered into as of this 10th day of April, 2002 (the "EFFECTIVE DATE"), by and among TCI Solutions, Inc., a Delaware corporation (the "COMPANY"), the stockholders and option holders listed on Schedule I hereto (collectively, the "MANAGEMENT SHAREHOLDERS"), the holders of Series A Preferred Stock of the Company listed on Schedule I hereto (collectively, the "SERIES A INVESTORS"), and the holders of Series B Preferred Stock of the Company listed on Schedule I hereto (collectively, the "SERIES B INVESTORS").

                                    RECITALS

        WHEREAS, the Company, Management Shareholders, Series A Investors and Series B Investors entered into that certain Amended and Restated Stockholders Agreement as of December 21, 2001 (as amended, the "AMENDED AND RESTATED STOCKHOLDERS AGREEMENT");

        WHEREAS, Blue Chip Capital Fund IV Limited Partnership ("BLUE CHIP") has purchased 6,000,000 shares of Series B Preferred Stock of the Company and desires to become a party to the Amended and Restated Stockholders Agreement; and

        WHEREAS, the parties hereto desire to amend the Amended and Restated Stockholders Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual undertakings set forth herein, the parties hereby agree as follows:

        1. Definitions. For purposes of this Amendment, all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Stockholders Agreement.

        2. Admission of New Series B Holder. The parties hereto consent to Blue Chip being admitted as a "Series B Investor," as defined in the recitals to the Amended and Restated Stockholders Agreement, and as a "New Series B Holder," as such term is defined in Section 2.1(b) of the Amended and Restated Stockholders Agreement. Schedule I to the Amended and Restated Stockholder Agreement, which lists the Series B Investors, is hereby amended to include Blue Chip and is amended and restated by Schedule I attached hereto. Blue Chip hereby agrees to be bound by provisions of the Amended and Restated Stockholders Agreement as a Series B Investor and a New Series B Holder.

        3. Amendment to Section 2.3. Section 2.3 of the Amended and Restated Stockholders Agreement is hereby amended and restated as follows:

                "2.3 OTHER VOTING AGREEMENTS. The Company and Holders agree that the maximum number of shares of Series B Preferred Stock that will be sold by the Company shall be 26,653,094 shares and that following the Closing with Blue Chip to be held on April ___, 2002 (the "Third Closing"), the ownership of the Series B Preferred Stock shall be as set forth on Schedule II attached hereto. On the Third Closing the Company will have amended its 2001 Equity Incentive Plan to increase the number of shares of Common Stock reserved under the Plan to 6,195,000 shares."

        4. Amendment of Section 5.4. Subsection (f) is hereby added to Section
5.4 of the Amended and Restated Stockholders Agreement as follows:

                "(f) With respect to the appointment of the New Series B Holder Director in Section 2.1(b), only by written consent of the New Series B Holder (so long as the New Series B Holder and/or its affiliates own at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date)."

        5. Entire Agreement. Except as otherwise expressly set forth herein, this Amendment together with the Amended and Restated Stockholders Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        6. Benefit and Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and permitted assigns.

        7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        8. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

        9. Effective Date. This Amendment shall be effective upon receipt by the Company of the signatures of a majority in interest of the Management Holders and the Required Preferred Percentage.


                           [signature pages to follow]

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                                            TCI SOLUTIONS, INC.

                                            By:  /s/  Stephen P. DeSantis
                                               ---------------------------------
                                               Stephen P. DeSantis
                                               Chief Financial Officer

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                                               MANAGEMENT SHAREHOLDERS:



                                               /s/  Lance Jacobs
                                               ----------------------------
                                               Lance Jacobs




                                               /s/  David Auerbach
                                               ----------------------------
                                               David Auerbach




                                               /s/  Stephen DeSantis
                                               ----------------------------
                                               Stephen DeSantis




                                               /s/  David Berg
                                               ----------------------------
                                               David Berg

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                                        /s/  Mark Koulogeorge
                                        ----------------------------------------
                                        MARK KOULOGEORGE

                                        ENVIRONMENTAL & INFORMATION TECHNOLOGY
                                        PRIVATE EQUITY FUND III, a civil
                                        partnership with limitation of liability established under the laws of the Federal Republic of Germany

                                        By:  Infrastructure and Environmental
                                             Private Equity Management, L.L.C.,
                                             Its General Partner

                                        By:  First Analysis IEPEF Management
                                             Company, III, L.L.C., A Member

                                        By:  First Analysis Corporation, A
                                             Member

                                        By:  /s/  Mark Koulogeorge
                                             -----------------------------------
                                             Name:  Mark Koulogeorge
                                             Title: Managing Director

                                        INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE
                                        EQUITY FUND III, L.P.

                                        By:  Infrastructure and Environmental
                                             Private Equity Management, L.L.C.,
                                             Its General Partner

                                        By:  First Analysis IEPEF Management
                                             Company, III, L.L.C., A Member

                                        By:  First Analysis Corporation, A
                                             Member

                                        By:  /s/  Mark Koulogeorge
                                             -----------------------------------
                                             Name:  Mark Koulogeorge
                                             Title: Managing Director

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                                        PRODUCTIVITY FUND IV, L.P.

                                        By:  First Analysis Management Company
                                             IV L.L.C., its
                                             General Partner

                                        By:  First Analysis Venture Operations
                                             and Research, L.L.C., Managing
                                             Member

                                        By:  /s/  Mark Koulogeorge
                                             -----------------------------------
                                             Name:  Mark Koulogeorge
                                             Title:  Managing Director/Member

                                        PRODUCTIVITY FUND IV ADVISORS FUND, L.P.

                                        By:  First Analysis Management Company
                                             IV, L.L.C.
                                        Its: General Partner

                                             By:  First Analysis Venture
                                                  Operations & Research, L.L.C.
                                             Its:  Management Member

                                                     By: /s/  Mark Koulogeorge
                                                        ------------------------
                                                     Name:  Mark Koulogeorge
                                                     Its:  Managing Director/
                                                           Member

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                                        ARGENTUM CAPITAL PARTNERS, L.P.

                                        By:  B.R. Associates, Inc,
                                             its General Partner

                                        By:  /s/  Daniel Raynor
                                             -----------------------------------
                                             Name:  Daniel Raynor
                                             Title: Chairman

                                        ARGENTUM CAPITAL PARTNERS II, L.P.

                                        By:  Argentum Partners II, L.L.C.,
                                             its General Partner

                                        By:  Argentum Investments, L.L.C.,
                                             its Managing Member


                                        By:  /s/  Daniel Raynor
                                             -----------------------------------
                                             Daniel Raynor, Managing Member

                                        TCI ACPII LIMITED PARTNERS, L.P.

                                        By:  Argentum Investments, L.L.C.,
                                             its Managing Member


                                        By:  /s/  Daniel Raynor
                                             -----------------------------------
                                             Daniel Raynor, Managing Member

                                        GUARANTEE & TRUST CO., TTEE DANIEL
                                        RAYNOR GTC IRA

                                        By:  /s/  Daniel Raynor
                                             -----------------------------------
                                             Name:  Daniel Raynor,
                                             Title:

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                                               /s/  Alfred Morris, Jr.
                                        --------------------------------
                                        ALFRED MORRIS, JR.

                                        INNOCAL II, L.P.

                                        By:  InnoCal Management II, L.P.
                                        Its:  General Partner

                                               By:   /s/  James E. Houlihan III
                                                  ------------------------------
                                               Name: James E. Houlihan III
                                               Its:  Managing Director

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Stockholders Agreement as of the day and year first above written.

                                        BLUE CHIP CAPITAL FUND IV LIMITED
                                        PARTNERSHIP

                                        By:   Blue Chip Venture Company, Ltd.


                                        By:  /s/  Todd G. Gardner
                                           -------------------------------------
                                              Todd G. Gardner, Director

                                   SCHEDULE I

        MANAGEMENT SHAREHOLDERS:
        LANCE JACOBS

        DAVID AUERBACH

        STEPHEN DESANTIS

        DAVID BERG

SERIES A INVESTORS:

ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE
  EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
MARK KOULOGEORGE
ALFRED MORRIS, JR.


SERIES B INVESTORS:
INNOCAL II, L.P.
PRODUCTIVITY FUND IV, L.P.
PRODUCTIVITY FUND IV ADVISORS FUND, L.P.
ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE
  EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
MARK KOULOGEORGE
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP

                                   SCHEDULE II

                         SCHEDULE OF SERIES B INVESTORS

ALL SERIES B INVESTORS                        INVESTMENT          PRICE        # OF SHARES
----------------------                        -----------        --------      -----------
InnoCal II, L.P. ........................     $ 3,500,000        $   0.50        7,000,000
Productivity Fund IV, L.P. ..............     $ 3,722,075        $   0.50        7,444,150
Productivity Fund IV Advisors Fund, L.P.      $   143,077        $   0.50          286,154
Argentum Capital Partners II L.P. .......     $ 1,007,749        $   0.50        2,015,498
Argentum Capital Partners L.P. ..........     $   151,515        $   0.50          303,030
TCI ACPII Limited Partners L.P. .........     $   113,212        $   0.50          226,424
Infrastructure & Environmental Private
        Equity Fund, III L.P. ...........     $   571,054        $   0.50        1,142,108
Environmental & Information Technology
        Private Equity Fund III, a German
        civil law partnership ...........     $   142,764        $   0.50          285,527
Mark T. Koulogeorge .....................     $   404,938        $   0.50          809,875
Guarantee & Trust Co., TTEE Daniel
        Raynor GTC IRA ..................     $     8,087        $   0.50           16,174
Common Shareholders .....................     $   562,077        $   0.50        1,124,154
Blue Chip Fund IV Limited Partnership ...     $ 3,000,000        $   0.50        6,000,000
                                              -----------                      -----------
Total Series B Preferred ................     $13,326,547                       26,653,094
                                              ===========                      ===========